                                                                   Exhibit 10.59
















                                 LANDING CENTER


                                 Lease Agreement


                             Property Reserve, Inc.
                                    Landlord






                            Impco Technologies, Inc.
                                    Tenant

                            INDEX TO LEASE AGREEMENT
                                       FOR
                                 LANDING CENTER

Specific Lease Provisions .................................................................................... Page
         1.       Leased Premises ............................................................................  4
         2.       Term .......................................................................................  4
         3.       Rental Payment .............................................................................  4
         4.       Operating Expenses .........................................................................  5
         5.       Security Deposit ...........................................................................  7
         6.       Proposed Use ...............................................................................  7
         7.       Improvements ...............................................................................  7
         8.       Service and Repairs ........................................................................  8
         9.       Parking ....................................................................................  9
         10.      Broker's Commission ........................................................................  9
         11.      Graphics ...................................................................................  9
         12.      Guaranty ...................................................................................  9
         13.      Tenant's Notice Address .................................................................... 10
         14.      Early Occupancy ............................................................................ 10
         15.      Contingency ................................................................................ 10
         16.      Option to Extend ........................................................................... 10
         17.      Exhibits ................................................................................... 11

Exhibit A, General Lease Provisions
         1.       Abandonment ................................................................................  1
         2.       Assignment of Sublease .....................................................................  1
         3.       Attorney's Fees ............................................................................  2
         4.       Binding ....................................................................................  2
         5.       Care of Leased Premises ....................................................................  3
         6.       Choice of Law ..............................................................................  3
         7.       Common Areas - Utility Access ..............................................................  4
         8.       Condition of Premises ......................................................................  4
         9.       Damaged to Lease Premises ..................................................................  4
         10.      Damage - Tenant's Election to Terminate ....................................................  4
         11.      Damage Near End of Term ....................................................................  5
         12.      Events by Default of Tenant ................................................................  5
         13.      Defects ....................................................................................  6
         14.      Eminent Domain .............................................................................  6
         15.      Entire Agreement ...........................................................................  7
         16.      Estoppel ...................................................................................  7
         17.      Force Majeure ..............................................................................  8
         18.      No Hazardous Substances Allowed ............................................................  8
         19.      Hold Harmless ..............................................................................  9
         20.      Holding Over ............................................................................... 10
         21.      Improvements Delays Caused by Tenant ....................................................... 10


         22.      Improvements, Alterations, and Additions ..................................................... 11
         23.      Improvements Obligations of Tenant ........................................................... 11
         24.      Inconvenience Damage ......................................................................... 11
         25.      Insurance by Landlord ........................................................................ 12
         26.      Insurance by Tenant .......................................................................... 12
         27.      Laws, Ordinances, Regulations, and Americans with Disabilities Act ........................... 12
         28.      Lease Memorandum ............................................................................. 12
         29.      Limitation of Landlord's Liability ........................................................... 13
         30.      Name of Project .............................................................................. 13
         31.      No Joint Venture ............................................................................. 13
         32.      Notices ...................................................................................... 13
         33.      Occupancy Delay .............................................................................. 13
         34.      Peaceful Enjoyment ........................................................................... 14
         35.      Personal Property Tax ........................................................................ 14
         36.      Prohibited Activities ........................................................................ 14
         37.      Relocation ................................................................................... 15
         38.      Repairs and Inspection Entry ................................................................. 15
         39.      Reservations by Landlord ..................................................................... 15
         40.      Rules and Regulations ........................................................................ 15
         41.      Sales Tax .................................................................................... 16
         42.      Security Deposit ............................................................................. 16
         43.      Severability ................................................................................. 16
         44.      Services Interruption ........................................................................ 17
         45.      Subordination to Mortgages ................................................................... 17
         46.      Successors and Assigns ....................................................................... 18
         47.      Tenant to Keep Leased Premises Lien Free ..................................................... 18
         48.      Tenant's Property ............................................................................ 18
         49.      Tenant's Request ............................................................................. 18
         50.      Tenant's Right to Audit ...................................................................... 19
         51.      Time is of Essence ........................................................................... 19
         52.      Total Destruction ............................................................................ 19
         53.      Waiver ....................................................................................... 19
         54.      Waiver of Jury Trial ......................................................................... 19
         55.      Waiver of Time Limitations ................................................................... 19
         56.      Waiver of Subrogation ........................................................................ 19

Exhibit B-1, Description of the Project
Exhibit B-2, Description of the Leased Premises
Exhibit C, Improvement Items
Exhibit D, Rules and Regulations

                                 LANDING CENTER

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT made and entered into this 18th day of July, 2001 between PROPERTY RESERVE, INC. (hereinafter referred to as "Landlord"), whose address for purposes hereof is c/o Norris, Beggs & Simpson, 777 108th Avenue NE, Suite 103, Bellevue, Washington 98004-5121 and. IMPCO TECHNOLOGIES, INC., (hereinafter referred to as "Tenant"), whose address for purposes hereof is 22614 66th Avenue South, Kent, Washington 98032.

This LEASE AGREEMENT consists of the SPECIFIC LEASE PROVISIONS written here below, the GENERAL LEASE PROVISIONS attached hereto as Exhibit "A," and all other EXHIBITS attached hereto. In the event there is a conflict between the SPECIFIC LEASE PROVISIONS and the GENERAL LEASE PROVISIONS, the SPECIFIC LEASE PROVISIONS shall prevail.


                           SPECIFIC LEASE PROVISIONS

         1. Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to the terms and conditions of this Lease Agreement, those certain premises hereinafter described, and referred to as the "Leased Premises," consisting of approximately 8,556 square feet of office and approximately 16,994 square feet of warehouse for a total of approximately 25,550 rentable square feet located at 22614 66th Avenue South, Kent, Washington, 98032, also known as Building C, in the project known as Landing Center, located from 22404-22614 66th Avenue South and from 22411-22623 68th Avenue South, inclusive, Kent, Washington 98032 (hereinafter referred to as the "Project"), together with the right in common with others to the use of any and all common entrance ways, lobbies, restrooms, elevators, drives, parking areas, stairs, and other similar access and service ways and common areas in or adjacent to and used in common with the building of which said Leased Premises are a part. The Project is described below and made a part hereof as Exhibit "B-1". The Leased Premises are described below and reflected on the plan attached hereto and made a part hereof as Exhibit "B-2".

         2. Term. Subject to and upon the terms and conditions set forth herein, this Lease Agreement shall continue in force for a term of 120 months, beginning on the 1st day of October, 2001, or sixty (60) days after the existing Tenant vacates the premises, whichever is later, ("Beginning Date") and ending on the 30th day of September, 2011, or 120 months after the Beginning Date, whichever is later ("Expiration Date").

         3. Rental Payment.

              a. Tenant shall pay to Landlord on the first day of each month during the term of this Lease Agreement in legal tender of the United States of America, without prior notice or demand and without any offset or deduction whatsoever, at the office of the Landlord, or at such place or to such property manager as Landlord may from time to time designate in writing, rental comprised of both Base Rental ("Base Rental") described below and Additional Rent ("Additional Rent") as hereinafter described. Tenant shall, however, be required to pay the first month's rent and security deposit upon execution of this Lease Agreement. Base Rental and Additional Rent are sometimes referred to hereafter as Rent ("Rent").

              b. Tenant agrees that if any rental payment or other money due hereunder from Tenant to Landlord remains unpaid five (5) calendar days after said amount is due, a late charge shall be paid to Landlord by Tenant in the amount of the greater of five (5%) percent of such payment due or two hundred fifty dollars ($250.00) provided that in no event shall such charge be greater than that permitted by law. Tenant agrees that such amount is a reasonable estimate of Landlord's collection and administrative expenses.

              c.       Base Rental is:

                       Months 1-2       $0.00/ month
                       Months 3-36      $15,015.00/month
                       Months 37-60     $16,365.00/month
                       Months 61-72     $16,856.00/month
                       Months 73-84     $17,362.00/month
                       Months 85-96     $17,883.00/month
                       Months 97-108    $18,419.00/month
                       Months 109-120   $18,972.00/month


         4. Operating Expenses. Tenant shall also pay from the commencement date of the lease, as Additional Rent, Tenant's Proportionate Share of the following Operating Expenses of the Project.

              a. Tenant's Proportionate Share: Tenant's Proportionate Share is 18.54% of the total project, and 100.00% of Building C.

              b.  Tax and Insurance Expenses.

                   i. Tenant agrees to pay, as Additional Rent, Tenant's Pro Rata Share of the Project's Tax and Insurance Expenses. Prior to the commencement of the Lease, and at least annually during the Lease Term, Landlord will deliver to Tenant a written estimate of the Tax and Insurance Expenses for the total project and for any individual building in which the Leased Premises are located, and Tenant's proportionate share, and the monthly Base Rental shall be increased by one-twelfth (1/12) of said estimated Additional Rent. In the case of a multi-building Project, if such Tax and Insurance Expenses are not separately assessed against the Building but are assessed against the Project as a whole, Landlord shall determine the portion of such Taxes and Insurance Expenses allocable to the Building in which the Leased Premises are located.

                   ii. Tax and Insurance Expenses shall mean: (A) all ad valorem, rental, sales, use, and other taxes (other than Landlord's income taxes), special assessments and other governmental charges, and all assessments due to deed restrictions and/or owner's associations which accrue against the Project during the term of this Lease; and (B) all insurance premiums paid by Landlord with respect to the Project including, without limitation, public liability, casualty, rental, and property damage insurance.

              c. Common Area Maintenance.

                   i. Tenant agrees to pay, as Additional Rent, Tenant's Pro Rata Share of the Common Area Maintenance Expenses. Prior to the commencement of the Lease, and at least annually during the Lease Term, Landlord will deliver to Tenant a written estimate of the Common Area Maintenance Expenses for the total project and for any individual building in which the Leased Premises are located, and Tenant's proportionate share, and the monthly Base Rental shall be increased by one-twelfth (1/12) of said estimated Additional Rent. In the case of a multi-building Project, if such Common Area Maintenance is not separately assessed against the Building but is assessed against the Project as a whole, Landlord shall determine the portion of such Common Area Maintenance allocable to the Building in which the Leased Premises are located.

                   ii. Common Area Maintenance shall mean all expenses incurred by Landlord for the maintenance, repair, and operation of the Project (excluding only structural soundness of the roof, foundation, and exterior walls), including but not limited to management fees, common area utilities, maintenance and repair, mechanical systems (if Landlord provide maintenance services), system surveys, supplies, material, water and sewer, common area janitorial services, exterior lighting maintenance, maintenance of elevators, where applicable, and mechanical systems, supplies, maintenance equipment, tools used in Project, landscaping, trash, security, wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Project, amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Project, all services, supplies, repairs, replacements or other expenses for maintaining, repairing and operating the Project including, without limitation, common areas and parking areas and roof, exterior walls and foundation work that is not related to structural soundness. It shall include landscape maintenance, landscape irrigation repairs, pest and rodent control, parking lot repairs and maintenance, parking lot sweeping, exterior lighting, exterior signage and roof repair and maintenance. Common Area Maintenance do not include the cost of any capital improvement to the Project other than the reasonably amortized cost of capital improvements which result in the reduction of insurance or Common Area Maintenance Expenses. Further, Common Area Maintenance shall not include repair, restoration or other work occasioned by fire, windstorm or other casualty with respect to which Landlord actually receives insurance proceeds, income and franchise taxes of Landlord, expenses or commissions incurred in procuring and leasing to tenants, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Landlord, compensation paid to any employee of Landlord above the grade of building superintendent, or depreciation allowance or expense.

             d. Annual Statement A Statement showing the actual Tax and Insurance and the actual Common Area Maintenance Expenses, and Tenant's proportionate share thereof, (hereinafter referred to as the "Statement of Actual Adjustment") shall be delivered by Landlord to Tenant after any calendar year in which Additional Rent was paid by or due from Tenant. Within ten (10) days after the delivery by Landlord to Tenant of such Statement of Actual Adjustment, Tenant shall pay Landlord the amount of any Additional Rent shown on such Statement. If such Statement shows that Tenant has paid more than the amount of Additional Rent actually due from Tenant for the preceding calendar year, and if Tenant is not in default under this Lease Agreement, Landlord shall credit the amount of such excess to the next Additional Rent payment due from Tenant.

             e. Cap on Common Area Maintenance Expenses. Notwithstanding anything above to the contrary, with respect to the calendar year 2002, Tenant shall not be required to pay Common Area Maintenance Expenses in excess of 107% of the Tenant's Proportionate Share of the actual annualized Common Area Maintenance Expenses incurred with respect to those months during the 2001 calendar year which are included in the Lease Term. With respect to each subsequent calendar year, commencing with the year 2003, Tenant shall not be required to pay Common Area Maintenance Expenses in excess of 107% of the Tenant's Proportionate Share of the actual Common Area Maintenance Expenses paid or payable by Tenant with respect to the prior calendar year. Tenant shall pay Tenant's Proportionate Share of Property Tax and Insurance Expenses in their full amount as described above without regard to any limitation set forth in this paragraph."

             f. Proration

                   i. If the Commencement Date of this Lease is a day other than the first day of a month, or if the Termination Date of this Lease is a day other than the last day of a month, the amount of Additional Rent shown as due by Tenant on the Statement of Actual Adjustment shall reflect a proration based on the ratio of the number of days this Lease was in effect during the month to the actual number of days in the month.

                   ii. If any data necessary to calculate Additional Rent are unavailable so that the calculation cannot be timely made, Landlord's estimate shall be used in lieu thereof.

                   iii. If the term of this Lease Agreement expires on other than the last day of a calendar year, then the Tenant's Proportionate Share of the Estimated Operating Expenses and Actual Operating Expenses shall be prorated for said year. If the Lease Agreement shall expire or other wise terminate with any operating expenses owed by the Tenant, Tenant shall immediately pay the balance due. Landlord shall pay any refund due Tenant. The provisions of this paragraph shall survive the termination of the Lease Agreement.

             g. Landlord's Rights The failure of Landlord to exercise its rights hereunder to estimate Additional Rent and to require payment of such shall not constitute a waiver of Landlord's rights which rights may be exercised from time to time at Landlord's discretion.

              h. Tenant's Additional Cost If the nature of Tenant's business or use of the Leased Premises is such that additional costs are incurred by Landlord for cleaning, sanitation, trash collection or disposal services, Tenant agrees to pay as Additional Rent to Landlord the amount of such additional costs upon demand.

        5. Security Deposit. Upon execution of this Lease Agreement, Tenant shall deposit with Landlord the sum of $18,972.00. Such deposit shall not earn interest for Tenant and shall be used for the purposes set forth in the General Provisions attached hereto.

        6. Proposed Use. Tenant represents, covenants, and warrants that the Leased Premises will be used lawfully for the following purposes and for no other purposes: research and development of fuel management systems for heavy duty engines and related office uses.

        7. Improvements. Tenant shall construct and install tenant improvements (sometimes called "Improvement Items" herein) in the Leased Premises as set forth in Exhibit "C" hereto. Landlord's allowance for installation of these improvements, space planning, construction drawings and permits, and Landlord's construction management fees is $197,000, which shall be paid by Landlord, at Tenant's option, either directly to Contractor (or other obligated party) as invoiced and after satisfactory inspection by Landlord and receipt of appropriate lien waivers, or to tenant upon substantial completion of the Improvement Items, satisfactory inspection by Landlord, and upon verification of payment (including appropriate lien waivers) to the Contractor and to any other obligated parties. Any costs in excess of the foregoing amount shall be paid directly to Contractor or other obligated parties by Tenant. Landlord shall have reasonable rights to approve Tenant's proposed contractor and to be named as additional insured on the Contractor's insurance policy.

Landlord warrants that the existing improvements are or will be properly permitted and meet all existing building code requirements in their current configuration. Landlord further warrants that the Project provides or will provide adequate parking to allow the Improvement Items to be permitted for construction. Tenant intends to submit for a building permit on or before August 15, 2001. If there is a delay in obtaining building permits due to Landlord's delay in providing either the parking or the permitting for the existing improvements, the commencement date will be adjusted by an equal amount of time. Any modifications required to the existing improvements as a result of Tenant's building permit application for the Improvements Items shall be the responsibility of Tenant.

At the expiration of the lease, Tenant shall be obligated to remove at its sole cost and expense those improvements (other than the additional office space and incumbent mechanical, electrical and plumbing systems) installed specifically for the unique needs of Tenant, including the dynamometer cells, machine shop, electronics lab, and fuel system and flow bench rooms.

         8. Service and Repairs.

              a. Utilities. Tenant shall pay for all gas, electricity, water, sewer, and telephone service utilized in the operations of Tenant's business. Landlord further reserves the right to have separate meters installed for any of these services. Water and sewer are part of the common area charges of which Tenant shall pay their pro rata share.

              b. Initial Lighting. Landlord shall provide initial lamps, bulbs, starters and ballasts used on the Leased Premises; Tenant agrees, at his expense, to maintain and replace such lamps, bulbs, starters and ballasts.

              c. HVAC Maintenance. By signing this Lease Agreement Tenant accepts the HVAC in as is condition and Tenant shall, at its own cost and expense, enter into a regularly scheduled preventative maintenance/service contract for servicing all heating and air-conditioning systems and equipment servicing the Leased Premises. Landlord is responsible to deliver the HVAC in good working order at the commencement of said lease term. The maintenance contractor and the contract must be approved by Landlord which approval shall not unreasonably be withheld. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy be delivered to Landlord) within thirty
(30) days of the date Tenant takes possession of the Leased Premises. If the Tenant fails to enter into such service contract as required, Landlord shall have the right to do so on Tenant's behalf and Tenant agrees to pay Landlord the cost and expense of same upon demand.

              d. Routine Maintenance. Landlord shall provide only routine maintenance, and painting to the structure, and electric lighting service for all public areas and special service areas of the Project in the manner and to the extent deemed by Landlord to be standard.

              e. Repairs by Tenant. The Tenant will keep, maintain and preserve the Leased Premises in a first class condition. When and if needed, at the Tenant's sole cost and expense, the Tenant will make all interior repairs and replacements including but not limited to interior walls, doors and windows, floors, floor coverings, light bulbs, plumbing fixtures, heating/air conditioning systems, hot water systems, and electrical fixtures. Tenant shall also make all repairs and replacements to Tenant's overhead garage and exterior pedestrian doors. The Tenant will also repair and replace at its sole cost and expense any broken windows and/or damage to the building or Premises caused by the Tenant or its employees, agents, guests or invitees during the Lease term hereof.

              If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay the cost thereof to the Landlord as Additional Rent on demand. However, Tenant shall not suffer any repair work costing over $5,000 to be performed by Tenant or Tenant's agents without Landlord's prior written consent.

              f. Additional Services. In the event Tenant desires any of the aforementioned services in amounts in excess of those deemed by Landlord to be Project standard, and in the event Landlord elects to provide such additional services, Tenant shall pay Landlord as Additional Rent hereunder the cost of providing such additional services.

              g. Landlord Responsibility Prior to Commencement. In addition to those items as set forth above, Landlord shall deliver the loading doors, plumbing, sprinklers, gas space heaters, water heaters and all windows in good working order.

         9. Parking. Tenant shall be entitled to use stalls in the parking areas of the Project in common with all other tenants of the Project, at no extra charge. Tenant agrees not to overburden the parking areas and to cooperate with Landlord and the other tenants in the use of the parking areas. Tenant acknowledges that its pro rata share of the parking spaces based on the proposed improvements, is 43 unassigned parking spaces, which may be modified if the City of Kent parking requirements are revised. Landlord reserves the right to determine whether the parking areas are overburdened, and, if so, to allocate parking spaces between Tenant and the other tenants of the Project. Landlord shall reserve the right to designate handicapped, loading, reserved, carpool, vanpool, and visitor parking stalls.

         10. Broker's Commission. Landlord is represented by Collier's International ("Landlord's Broker") and Tenant is represented by Hallwood Commercial Real Estate ("Tenant's Broker"). Landlord will be responsible for paying a commission equal to seven and one-half percent (7 1/2%) of the total aggregate Base Rental for the first five years of the lease, which shall be shared by Landlord's Broker and Tenant's Broker, one-third (2 1/2%) to Landlord's Broker and two-thirds (5%) to Tenant's Broker, and a commission equal to three and three- quarters percent (3-3/4%) of the total aggregate Base Rental for the second five years of the lease, which shall also be shared by Landlord's Broker and Tenant's Broker, one-third (1 1/4%) to Landlord's Broker and two-thirds (2 1/2%) to Tenant's Broker. One-half of such commission will be paid upon execution of the Lease Agreement by Landlord and Tenant, and one-half shall be paid on the Beginning Date of the Lease Agreement. Tenant represents and warrants to Landlord that Tenant has not entered into any agreements, nor will Tenant enter into any agreement in the future whereby Landlord would be obligated to pay any broker's commission or finder's fee in connection with Tenant's execution of this Lease Agreement. Tenant agrees to indemnify Landlord against, and to hold Landlord harmless from, all liabilities arising from any such claim. Tenant agrees to pay for any broker representation it may desire or require during any negotiation for expansion or contraction of the Leased Premises. Landlord will pay for any representation it obtains.

         11. Graphics. Landlord, at Tenant's cost, shall provide and install one sign complying with the sign criteria of the Landlord. Sign to be installed within sixty days of the signing of this Lease Agreement. All graphics of Tenant, visible in or from public corridors or the exterior of the Leased Premises, shall require Landlord's prior written approval. All of the above shall be in accordance with the Project's Rules and Regulations.

         12. Guaranty. As an inducement for Landlord to enter into the Lease Agreement, this Guaranty is given by the person(s) or entity signing as guarantor(s). In consideration of Landlord entering into this Lease Agreement, subjecting itself to the provisions hereof, the undersigned jointly and severally unconditionally guarantee to Landlord, its successors, and assigns, that all sums stated herein to be payable on the Lease Agreement shall be promptly paid in full, in accordance with the provisions hereof, whether by agreement, by acceleration, or otherwise, and in case of any extension of time of payment or renewal, in whole or in part. All sums shall be promptly paid when due, according to such extension or extensions, renewal or renewals. This Guaranty shall inure to the benefit of Landlord, its successors and assigns, and shall be binding upon the guarantors, and each of them and their respective legal representatives, successors and assigns jointly and severally.

         13. Tenant's Notice Address.
             Impco Technologies
             16804 Gridley Place
             Cerritos, CA 90703

         14. Early Occupancy. Tenant shall be allowed occupancy in the premises for purposes of commencing agreed upon improvements upon vacation by the existing Tenant or July 15, 2001, whichever is later. All provisions of this lease except those concerning Rent and Additional Rent shall be in effect during this early occupancy period.

         15. Contingency. If Tenant is unable to secure permits for Tenant's Improvement Items, provided that Tenant has applied for all necessary building permits on or before August 15, 2001, this agreement will be voidable by Tenant. Tenant's delays in obtaining building permits shall not change the agreed upon commencement date. In the event this agreement is terminated for reasons described in this paragraph and the existing tenant has vacated the premises prior to August 31, 2001, Tenant will be responsible for reimbursing Landlord for lost rent and operating expense reimbursements which would have been paid by the existing tenant for the period of Tenant's occupancy until August 31, 2001.

         16. Option to Extend. Landlord hereby grants Tenant the right to extend the term of this lease ("Option to Extend") for one period of five years commencing immediately upon the expiration of the initial term, on the same terms and conditions contained in this lease except that the provisions of paragraph 7 above do not apply, and except that the Base Rent for the extended term will be:

                           Months 1-12               $19,541.00/month
                           Months 13-24              $20,127.00/month
                           Months 25-36              $20,731.00/month
                           Months 37-48              $21,353.00/month
                           Months 49-60              $21,994.00/month

         No additional options to extend shall apply following the expiration of this Option to Extend. Written notice of Tenant's exercise of its Option to Extend the term of the lease for any extended term provided for hereunder must be given to Landlord at least six (6) months prior to the date the term of the lease would otherwise expire. If Tenant is in default under this lease, Tenant shall have no right to extend the term of this lease during the time commencing from the date Landlord gives to Tenant a notice of default under this lease and continuing until the default alleged in said notice is cured. The period of time within which said Option to Extend may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise said Option to Extend because of such default. Notwithstanding any provision herein to the contrary, the term of this lease shall not be extended as herein provided if, at any time following the exercise by Tenant of its Option to Extend herein granted, Tenant shall be in default in the performance of any covenant, obligation, or agreement to be performed by Tenant under this lease and Landlord has terminated this lease as a result of such default.

         17 Exhibits. The following exhibits are attached hereto and pertain to this Lease Agreement:

            1.       Exhibit A        General Lease Provisions
            2.       Exhibit B-1      Description of the Project
            3.       Exhibit B-2      Description of the Leased Premises
            4.       Exhibit C        Improvement Items
            5.       Exhibit D        Rules and Regulations

         IN WITNESS WHEREOF, the parties have executed this Lease Agreement the day and year first above written.

AGREED and ACCEPTED                               AGREED and ACCEPTED
LANDLORD:                                         TENANT:
PROPERTY RESERVE, INC.                            IMPCO TECHNOLOGIES, INC.:

By:     /s/ Mark B. Gibbons                       By:  /s/ Robert M. Stemmler
       --------------------------                     --------------------------

Its:   Mark B. Gibbons, President                 Its:     CEO & Chairman
       --------------------------                     --------------------------

Date:       July 30, 2001                         Date:      July 16, 2001
      ---------------------------                      -------------------------

STATE OF             CALIFORNIA                      )
         -----------------------------------
                                                     ) ss              TENANT

COUNTY OF            LOS ANGELES                     )
          ----------------------------------



I certify that I know or have satisfactory evidence that   Robert M. Stemmler
                                                         -----------------------
signed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the CEO & Chairman of Impco Technologies,
                                       -----------------    --------------------
Inc.  to be the free and voluntary act of such party for the uses and purposes
-----
mentioned in the instrument.

Dated:         July 18        ,   2001
       -----------------------  --------

                                           /s/ Renuka Shah
                       ---------------------------------------------------------
[Notarial Seal]        Notary Public for the State of       California
                                                     ---------------------------
                       Residing at     1483 Moonridge Ct, Upland, CA 91784
                                  ----------------------------------------------





STATE OF UTAH                               )

                                            ) ss              LANDLORD

COUNTY OF SALT LAKE                         )


I certify that I know or have satisfactory evidence that     Mark B. Gibbons
                                                         -----------------------
signed this instrument, on oath stated that he/she was authorized to execute the
instrument, and acknowledged it as the      President      of  Property Reserve
                                      --------------------    ------------------
Inc.  to be the free and voluntary act of such party for the uses and purposes
-----
mentioned in the instrument.

Dated:                July 30               ,   2001
       -------------------------------------  --------

                                          /s/ Losette Snarr
                       ---------------------------------------------------------
[Notarial Seal]        Notary Public for the State of           Utah
                                                     ---------------------------
                       Residing at    10 E. South Temple #400, SLC Ut 84133
                                  ----------------------------------------------

                                   EXHIBIT "A"

                            GENERAL LEASE PROVISIONS


         These following General Lease Provisions shall become effective when attached to the signed Lease Agreement containing the Specific Lease Provisions and shall, together with the Exhibits, form the Lease Agreement.

         1. Abandonment. Tenant shall not vacate nor abandon the Leased Premises at any time during the term of this Lease Agreement, nor permit the Leased Premises to remain unoccupied for a period longer than fifteen (15) consecutive days during the term of this Lease Agreement. If Tenant shall abandon, vacate, or surrender the Leased Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Leased Premises shall, at the option of the Landlord, be deemed abandoned and title thereto shall vest to Landlord. If Tenant vacates the Leased Premises but continues to pay all sums due hereunder and otherwise complies with the terms hereof, it shall not be considered abandonment.

         2. Assignment or Sublease. Tenant shall not, either voluntarily or by operation of law, assign, encumber, pledge, or otherwise transfer or hypothecate all or any part of Tenant's leasehold estate hereunder, or permit the Leased Premises to be occupied by anyone other than Tenant or Tenant's employees, or sublet the Leased Premises or any portion thereof, without Landlord's prior written consent in every instance. Tenant shall give Landlord written notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall include the name, address, evidence of financial capability, and other pertinent information regarding the proposed assignee or sublessee.

              a. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease Agreement. If Tenant is a corporation, partnership, trust, or other legal fictional entity, the transfer of fifty percent (50%) or more of the beneficial ownership of Tenant shall be deemed an assignment of this Lease Agreement. Any attempted transfer by Tenant without the consent of Landlord shall be null and void and, at the option of Landlord, shall cause termination of this Lease Agreement. The giving of consent by Landlord in one instance shall not preclude the need for Tenant, and its successors and assigns, to obtain Landlord's consent to further transfers.

              b. In the event Tenant shall propose to assign or sublet the Leased Premises and request the consent of Landlord to any assignment or subletting, or if Tenant shall request consent of Landlord to any other act Tenant proposes to do, as herein provided, then Tenant shall pay Landlord's reasonable attorney's fees incurred in connection therewith. Any assignment or subletting shall not relieve Tenant from responsibility under the Lease Agreement, and Tenant shall therefore remain liable for the faithful performance of the Lease Agreement in case of breach or default by assignee or sublessee.

              c. If the proposed Base Rental between Tenant and any Sublessee is greater the Base Rental of this lease, then such excess rental shall be deemed Additional Rent owed by Tenant to Landlord.

              d. Tenant shall not publicly advertise the Rent for which Tenant is willing to sublet the space; and all public advertisements of the assignment of the Lease Agreement or sublet of Leased Premises, or any portion thereof, shall be subject to prior approval in writing by Landlord.

              e. In any assignment or transfer, each assignee or transferee, other than Landlord, shall assume, as provided herein, all obligations of the Tenant under this Lease Agreement which relate to all or a portion of the Leased Premises assigned or sublet, as the case may be, and shall be and remain liable jointly and severally with Tenant for the payment of the Rent and for due performance of all the terms, covenants, conditions, and agreements herein contained on Tenant's part to be performed during the term of this Lease Agreement.

              f. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by the Tenant under this Lease Agreement, whether accruing before or after such assignment or subletting, unless granted by Landlord to Tenant in writing. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other assignment or subletting. Any assignment or subletting which is not in compliance with this Lease Agreement shall be void, and, at the option of Landlord, shall constitute a material default by Tenant under this Lease Agreement.

         3. Attorney's Fees. In the event either party places the enforcement of this Lease Agreement, or any part thereof, or the collection of any rent due, or to become due hereunder, or recovery of the possession of the Leased Premises in the hands of an attorney, or files suit upon the same, the nonprevailing (or defaulting) party shall pay the other party's reasonable attorney's fees and court costs, in any proceeding, whether at trial, or appeal therefrom, or on any petition for review, or in bankruptcy.

         4. Binding. Each individual executing this Lease Agreement on behalf of Tenant and Landlord represents and warrants that he/she is duly authorized to execute and deliver this Lease Agreement on behalf of Tenant and Landlord, and that this Lease Agreement is binding upon each in accordance with its terms. This Lease Agreement shall not be considered binding until it has been fully executed by Landlord and Tenant.

         5. Care of Leased Premises. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Leased Premises. Tenant shall not permit the Leased Premises to be used for any purpose other than stated in the Lease Agreement.

              a. No later than the last day of the Term, Tenant will remove all Tenant's personal property and repair all damage done by or in connection with installation or removal of said property and surrender the Leased Premises (together with all keys, access cards, or entrance passes to the Leased Premises and/or the Project) in as good a condition as they were at the beginning of the Term, reasonable wear and tear, unrepaired casualty not caused by Tenant, and condemnation excepted. All property of Tenant remaining in the Leased Premises after expiration of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, subject, however, to Landlord's right to require Tenant to remove any improvements or additions made to the Leased Premises by Tenant pursuant to this Lease Agreement.

              b. In doing any work related to the installation of Tenant's furnishings, fixtures, or equipment in the Leased Premises, Tenant will use only contractors or workmen consented to by Landlord in writing prior to the time such work is commenced. Landlord may condition its consent upon its receipt of evidence of workers compensation insurance acceptable lien waivers from such contractors or workmen. Tenant shall promptly remove any lien or claim of lien for material or labor claimed against the Leased Premises or Project, or both, by such contractors or workmen, if such claim should arise, and hereby indemnifies and holds Landlord harmless from and against any and all loss, cost, damage, expense, or liabilities including, but not limited to, attorney's fees incurred by Landlord as a result of or in any way related to such claims or such liens.

              c. Tenant agrees that all personal property brought into the Leased Premises by Tenant, its employees, licensees, and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant.

              d. Upon termination of this Lease Agreement Landlord shall have the right to reenter and resume possession of the Leased Premises. Landlord's costs of post termination cleanup required to return the Leased Premises to as good a condition as existed at time of occupancy by Tenant, with normal wear and tear excepted, shall be billed to and promptly paid by Tenant.

         6. Choice of Law. All rights and remedies of Landlord and Tenant under this Lease Agreement shall be cumulative and none shall exclude any other rights or remedies allowed by law. All of the terms hereof shall be construed and enforced according to the laws of the State in which the Leased Premises are located.

         7. Common Areas--Utility Access. The Leased Premises shall include the appurtenant right to use, in common with others, the lobbies, entrances, stairs, elevators, restrooms, and other public portions of the Project. Landlord retains the right to make changes in the common areas as it solely deems to be in the best interest of the Project. All of the outside walls and windows of the Leased Premises, and any space in the Leased Premises used for shafts, stacks, pipes, conduits, ducts, and electric or other utilities, custodial sinks or other Project facilities, are part of the rentable area of the Leased Premises; however, the right to the use thereof and access thereto through the Leased Premises for the purposes of operation, maintenance, and repair, are reserved to Landlord.

         8. Condition of Premises. Tenant's taking possession of the Leased Premises shall be deemed conclusive evidence that, as of the date of taking possession, the Leased Premises are in good order and satisfactory condition. No promise of Landlord to alter or remodel, repair, or improve the Lease Premises or the Project, and no representation, express or implied, respecting any matter or thing relating to the Leased Premises, the Project or this Lease Agreement, including, without limitation, the condition of the Leased Premises, has been made to Tenant by Landlord other than as may be contained herein or in a separate Exhibit or Addendum attached to this Lease Agreement and incorporated herein or separately signed by Landlord and Tenant.

         9. Damage to Leased Premises. If all or a portion of the Leased Premises are rendered untenantable by damage from any casualty insured against under a standard fire and extended coverage insurance policy, the damage shall be repaired forthwith by and at the expense of Landlord, provided such repairs can be, in Landlord's opinion, completed within one hundred twenty (120) days after notice to Landlord of the occurrence of such damage, without the payment of repair, overtime or other premiums. Except as set forth herein below, until such repairs are completed, the rent shall be abated in proportion to the part of the Leased Premises which is unusable by Tenant in the conduct of its business. Should the damage be caused by a casualty not insured against under a standard fire and extended coverage insurance policy, Landlord shall have no obligation to repair or rebuild. Should Landlord elect not to repair or rebuild, this lease may be terminated by thirty (30) days' notice to tenant. There shall be no abatement of rent by reason of any portion of the Leased Premises being unusable for a period of less than two days. Landlord's opinion as to completion date of any repair shall be given to Tenant in writing within thirty (30) days of the occurrence of the damage.

         10. Damage or Destruction --Tenant's Election to Terminate. In case of any significant damage or destruction mentioned herein, which Landlord is required or undertakes to repair as provided herein, Tenant may terminate this Lease Agreement by written notice to Landlord any time prior to completion of the required repairs if Landlord has not restored and rebuilt the Leased Premises (exclusive of any property of Tenant or improvements installed by Tenant located therein) to substantially the same condition as existed immediately prior to such damage or destruction within one hundred twenty (120) days after notice to Landlord of the occurrence of such damage or destruction, or such longer period as Landlord has estimated, plus such additional period thereafter (not exceeding six months) as shall equal the aggregate period Landlord may have been delayed in doing so by acts of God, adjustment of insurance, labor trouble, governmental controls, unavailability of materials, or any other cause beyond Landlord's reasonable control.

         11. Damage Near End of Term. Notwithstanding anything to the contrary contained in this Lease Agreement, Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Leased Premises or the Project when such damage occurs during the last twelve (12) months of the Lease term or any extension thereof, and when the cost of repair exceeds twenty percent (20%) of the value of the Leased Premises or the Project.

         12. Events of Default by Tenant. The following shall constitute events of default by Tenant: (a) If Tenant shall fail to make any payment due under this Lease Agreement, and such failure shall continue for ten (10) days after written notice by Landlord; (b) if a default exists in the performance of any of the other covenants or conditions which Tenant is required to observe and to perform, and such default shall continue for twenty (20) days after written notice by Landlord; (c) if the interest of Tenant under this Lease Agreement is levied upon, or is under execution or other legal process, or if any petition shall be filed by or against Tenant to declare Tenant as bankrupt or to delay, reduce, or modify Tenant's debts or obligations; (d) if any petition shall be filed or other action taken to reorganize or modify Tenant's capital structure if Tenant be a corporation or other entity; (e) if Tenant is declared insolvent, or if any assignment of Tenant's property is made for the benefit of creditors or if a receiver or trustee is appointed for Tenant or its property; (f) if Tenant vacates or abandons the Leased Premises during the term of this Lease Agreement or any extensions thereof; or (g) if Tenant makes any transfer of any interest in the Leased Premises not in accordance with the requirements of this Lease Agreement, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease Agreement and thereupon, at Landlord's option, Landlord shall have one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

              a.Landlord may terminate this Lease Agreement and forthwith, in accordance with applicable law, repossess the Leased Premises and remove all persons or property therefrom, and be entitled to recover as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises (ii) the unpaid rent owed thereon from due date plus interest thereon at the rate of 18% per annum or the maximum rate permitted by applicable law, whichever is lower, (iii) the present value of the balance of the rent for the remainder of the term, discounted to the present at 8% per annum, and (iv) any other sum of money and damages owed by Tenant to Landlord;

              b. Landlord shall also be entitled to terminate Tenant's right of possession in accordance with applicable law and to repossess the Leased Premises, without demand or notice of any kind to Tenant, by summary proceedings, any other applicable action or proceeding, or otherwise, all without terminating this Lease Agreement, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. None of these actions will be deemed an acceptance of surrender of the Leased Premises. For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations, or additions in or to the Leased Premises that may be necessary or convenient, and (i) if Landlord shall fail or refuse to relet the Leased

Premises, or (ii) if the same are relet and a sufficient sum shall not be realized from such reletting, after paying the unpaid Base Rental due hereunder earned or unpaid at the time of reletting, plus interest thereon at the rate set forth herein, the cost of recovering possession, and all of the costs and expenses of such decoration, repairs, changes, alterations, and additions, and the expense of such reletting, and of the collection of the rent accruing therefrom to satisfy the payment of the rent provided for in this Lease Agreement, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease Agreement for such period or periods, or if the Leased Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time; and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Lease Agreement from time to time on one or more occasions without Landlord being obligated to wait until expiration of the term of this Lease Agreement and without barring or affecting in any manner Landlord's right to bring a later action or actions for further damages; nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease Agreement unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease Agreement for such previous breach.

              c. Without prejudice to any other remedy for default, Landlord may perform any obligation or make any payment required to cure a default by Tenant. The cost of performance, including attorneys' fees and all disbursements, shall immediately be paid by Tenant to Landlord upon demand as Additional Rent.

         13. Defects. Tenant agrees to report in writing to Landlord any defective condition in or about the Leased Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

         14. Eminent Domain

              a. In the event the Leased Premises are taken pursuant to powers of eminent domain, all awards for the taking other than awards for interruption of Tenant's business shall belong solely to Landlord, and Tenant shall make no claim therefor.

              b. In the event of a partial taking, which does not result in a termination of this Lease Agreement, rent shall be abated in proportion to the part of the Leased Premises so made unusable by said partial taking, and any award for the taking shall belong solely to Landlord.

              c. No temporary taking of the Leased Premises and/or of Tenant's rights therein or under this Lease Agreement shall terminate this Lease Agreement or give Tenant any right to any abatement of rent hereunder; and any award made to Tenant by reason of any such temporary taking shall belong entirely to Tenant, and Landlord shall not be entitled to share therein. The Tenant and Landlord will work together to cause the governmental agency responsible for the taking to restore the Leased Premises and Project, after the taking, to their original condition prior to the taking.

              d. If the whole of the Leased Premises, or so much thereof as to render the balance unusable by Tenant, shall be taken by any governmental authority under power of Eminent Domain, this Lease Agreement shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof, provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property, equipment, and fixtures belonging to Tenant and/or for the interruption of or damage to Tenant's business or for Tenant's unamortized cost of improvements installed by Tenant and/or the cost of moving and/or the lost value of Tenant's unexpired Lease Agreement term.

         15. Entire Agreement. This instrument, along with any exhibits and attachments or other documents affixed hereto or referred to herein, constitute the entire and exclusive agreement between Landlord and Tenant relative to the Leased Premises herein described, and this Agreement and said exhibits and attachments and other documents may be altered and/or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior written and oral agreements, understandings and/or practices relative to the leasing of the Leased Premises are merged in or revoked by this Lease Agreement.

         16. Estoppel Certificate. Tenant shall at any time and from time to time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord or to other parties as Landlord may direct, a statement in writing, (a) certifying that this Lease Agreement is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease Agreement as so modified is in full force and effect), the date to which the rental and other charges are paid in advance, and the amount of the Base Rental, Estimated Operating Expense Adjustment, and the commencement and termination dates of the Lease Agreement, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Leased Premises are a part. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease Agreement is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one month's Base Rental, or Estimated Operating Expense Adjustment installment, has been paid in advance. If Landlord desires to finance or refinance the Project, or any part thereof, Tenant agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such financial institution. All such financial statements shall be received by Landlord in confidence and shall be used only for the purpose herein set forth.

         17. Force Majeure. Any prevention, delay, or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment, or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualties, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay, or stoppage. Nothing herein shall excuse or delay Tenant's obligation to pay rent or other charges under this Lease Agreement, except as otherwise provided in this Lease Agreement.

         18. No Hazardous Substances Allowed. Tenant shall not cause or permit any "Hazardous Substances," as defined below, except in amounts as permitted by law, to be brought upon or kept or used in or about the Premises or the Project by Tenant, its agents, employees, contractors, or invitees.

              a. Tenant shall at all times and in all respects comply with all local, state, and federal laws, ordinances, regulations and orders (collectively, "Hazardous Substances Laws") relating to industrial hygiene, environmental protection, or the use, analysis, generation, manufacture, storage, disposal, or transportation of any Hazardous Substances.

              b. As used in this Agreement, the term "Hazardous Substances" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) petroleum or any fraction thereof, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) defined as a "hazardous waste" under relevant state statutes or any rule promulgated thereunder, (v) designated as a "hazardous substance" pursuant to
Section 311 of the Clean Water Act, 33 U.S.C.ss.1251, et seq. (33 U.S.C.ss.1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C.ss.1317),
(vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901, et seq. (42 U.S.C.ss.6903) or
(vii) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss.9601, et seq. (42 U.S.C.ss.9601).

              c. Tenant shall indemnify, defend (by counsel acceptable to Lessor), protect, and hold harmless Lessor, and each of Lessor's partners, directors, officers, employees, agents, attorneys, successors, and assigns, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses (including, without limitation), diminution in the value of the Premises or the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Building, costs or expenses (including attorneys' fees, consultant fees, and expert fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, (a) by the presence in, on, under, or about the Premises, or any discharge or release in or from the Premises of any Hazardous Substances, or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge, or generation of Hazardous Substances to, in, on, under, about, or from the Premises or the Building, or (b) Tenant's failure to comply with any Hazardous Substances Law. Tenant's obligations under this Section shall include, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any investigation of site conditions, and any and all costs of any required or necessary repair, cleanup, detoxification, or decontamination of the Premises or the Building, and the preparation and implementation of any closure, remedial action, or other required plans in connection therewith. Tenant's obligations under this Section shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of Tenant, or by employees, agents, assignees, contractors, or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful, or unlawful), shall be strictly attributable to Tenant.

              d. Tenant acknowledges and agrees that it shall not be unreasonable for Lessor to withhold its consent to any proposed assignment, subletting, or transfer of Tenant's interest in this Lease if (a) the anticipated use of the Premise by the proposed assignee, subtenant, or transferee (collectively, a "Transferee") involves the generation, storage, use treatment, or disposal of Hazardous Substances; (b) the proposed Transferee has been required by any prior lessor, lender, or governmental authority to make remedial action in connection with Hazardous Substances contaminating a property, if the contamination resulted from such Transferee's actions or use of the property in question; or (c) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Substance.

              e. Landlord does hereby represent to Tenant that, to the best of Landlord's knowledge, no toxic or hazardous substances have been deposited in or located on the Leased Premises on the commencement date of the lease except in the amounts as permitted by law.

         19. Hold Harmless:

              a. By Tenant: Tenant hereby agrees to indemnify and hold Landlord harmless from and against any injury, expense, damage, liability, or claim imposed on Landlord by any person or entity, whether due to damage to the Leased Premises or the Project, claims for injuries to the person or property of any other tenant of the Project or of any other person in or about the Project for any purpose whatsoever, or due to administrative or criminal action by a governmental authority, whether such injury, expense, damage, liability, or claim results either directly or indirectly from the act, omission, negligence, misconduct, or breach of any provisions of this Lease Agreement by Tenant, the agents, servants, or employees of Tenant, or any other person entering upon the Leased Premises under express or implied invitation or consent of

Tenant. Tenant further agrees to reimburse Landlord for any costs or expenses, including, but not limited to, court costs and reasonable attorney's fees which Landlord may incur in investigating, handling, or litigating any such claim or any action by a governmental authority.

              b. By Landlord: Landlord hereby agrees to indemnify and hold Tenant harmless from and against any injury, expense, damage, liability, or claim imposed on Tenant by any person or entity, whether due to damage to the Leased Premises or the Project, claims for injuries to the person or property of any other tenant of the Project or of any other person in or about the Project for any purpose whatsoever, or due to administrative or criminal action by a governmental authority, whether such injury, expense, damage, liability, or claim results either directly or indirectly from the act, omission, gross negligence, misconduct, or breach of any provisions of this Lease Agreement by Landlord, the agents, servants, or employees of Landlord, or any other person entering upon the Leased Premises under express or implied invitation or consent of Landlord. Landlord further agrees to reimburse Tenant for any costs or expenses, including, but not limited to, court costs and reasonable attorney's fees, which Tenant may incur in investigating, handling, or litigating any such claim or any action by a governmental authority

         20. Holding Over. In the event of holding over by Tenant, after expiration or termination of this Lease Agreement without the written consent of Landlord, Tenant shall pay to Landlord one and one-half times the total of Base Rental which Tenant was obligated to pay for the month immediately preceding the end of the term of this Lease Agreement, for each month or any part thereof of any such holdover period, together with any Additional Rent. No holding over by Tenant after the termination of this Lease Agreement shall operate to extend the Lease Agreement term. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant against Landlord to whom Landlord may have leased all or any part of the Leased Premises covered hereby effective upon the termination of this Lease Agreement. Any holding over with the written consent of Landlord shall thereafter constitute this Lease Agreement a lease from month to month, and Landlord or Tenant may terminate it upon not less than thirty (30) days prior written notice.

         21. Improvement Delays Caused by Tenant. If Tenant shall cause any of the following delays in the completion of Landlord's Work, then the beginning date of the Lease Agreement shall be altered: (i) delay caused because Tenant's requirements for materials or installations are different from Landlord's "Project Standard Improvements" (the basic improvement package Landlord offers to tenants of the Project), (ii) delay in the payment of any sum due from Tenant pertaining to Landlord's Work, (iii) delay in performance or completion by a party employed by Tenant, (iv) delay by reason of compliance with applicable laws arising from Tenant's design of Tenant's Improvements, (v) delay by reason of changes in the work ordered by Tenant or by reason of any Change Order, (vi) delay by reason of the malfunctioning of any item or aspect of Tenant's Improvements which was designed by Tenant.

              a. In the event of any such delay mentioned above then, notwithstanding the provisions of the Lease Agreement or any other provision of Exhibit B, the Beginning Date of the Lease Agreement shall be the earlier of (i) the date Landlord would have completed Landlord's Work had it not been for Tenant's delay, or (ii) the earliest Beginning Date as provided in this Lease Agreement. Any and all cost related to either the illegality or malfunctioning of any item or aspect of Tenant's Improvements, which arises from Tenant's design, plans, specifications, or working drawings, shall be borne solely by Tenant, notwithstanding Landlord's approval or installation of the same.

         22. Improvements, Alterations, and Additions. Tenant shall not make or allow to be made any alterations or physical additions in or to the Leased Premises which affect the structure or any other improvements in excess of the amount stated in the Specific Lease Provisions without first obtaining the written consent of Landlord . All work shall be done by contractors approved by Landlord. Landlord's approval or consent shall not be unreasonably withheld or delayed. Any and all such alterations, physical additions, or improvements, when made to the Leased Premises by Tenant, shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease Agreement by lapse of time or otherwise; provided, however, this clause shall not apply to movable equipment or furniture owned by Tenant. Tenant shall comply with all government, local building code and permitting requirements and provide Landlord with evidence of compliance. Tenant shall give Landlord written notice five (5) days prior to employing any laborer or contractor to perform work on the Leased Premises so that Landlord may post a notice of nonresponsibility if allowed by law. Landlord reserves the right to require Tenant, at Tenant's expense, to remove such alterations, physical additions, or improvements upon termination of this Lease Agreement and to repair any damage caused by such removal.

         23. Improvements Obligations of Tenant. Should Tenant fail to perform its obligations regarding the construction of improvements as set forth in Exhibit "C," Tenant shall pay to Landlord as Additional Rent (for the purpose of reimbursing Landlord for additional expenses which will be incurred by Landlord because of its inability to proceed), one (1) day's Base Rental on the Leased Premises for each day that Landlord is delayed because of Tenant's failure to perform its obligations. Such Additional Rent shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of Landlord's invoice therefor.

         24. Inconvenience Damage. No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Leased Premises or other portion of the Project. Landlord shall use commercially reasonable efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy.

         25. Insurance by Landlord. Landlord shall maintain during the term of this Lease Agreement an all-risk commercial property policy insuring the project, common areas, and personal property owned by Landlord, in amounts equal to replacement value. Landlord shall not be obligated to insure any furniture, equipment, machinery, goods, or supplies owned by Tenant or which Tenant may bring or obtain upon the Leased Premises, or any additional improvements which Tenant may construct thereon. If the annual premiums charged Landlord for such insurance exceed the standard premium rates because of the nature of Tenant's operations, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increases in premium. Landlord may, should it choose to do so, self insure all or part of the above referenced risks. Should Landlord choose to self insure any insurance risks, the cost demonstrated by a bid from a reputable insurance company shall be included in the cost of insurance for expense reimbursement purposes.

         26. Insurance by Tenant. Tenant shall, at all times during the term of this Lease Agreement, insure Tenant's personal property including any additional improvements made by Tenant, while in or upon the Leased Premises, with an all-risk policy. In addition, Tenant shall maintain a policy or policies of Commercial General Liability Insurance with the premiums thereon fully paid on or before due date, issued by an insurance company having at least an A.M. Best rating of A or better and licensed to do business within the state the Project is located. The limits afforded by said liability policy shall not be less than One Million Dollars ($1,000,000) combined single occurrence limit for personal injury and property damage and $2,000,000 annual aggregate. Landlord shall be added as an additional insured thereto, and said policy shall not be canceled or substantially modified without first giving Landlord thirty (30) days written notice thereof. In addition, Tenant shall maintain Workers Compensation insurance as required by statute. Tenant shall furnish, within thirty (30) days of Landlord's request and approval, a certificate of insurance, acceptable to Landlord, evidencing the Commercial General Liability and Workers Compensation coverages referred to herein and naming Landlord and Property Manager as additional insured as to the General Liability Insurance.

         27. Laws, Ordinances, Regulations, and Americans with Disabilities Act. Landlord shall comply, at its sole cost, with all laws, ordinances, orders, rules and regulations (state, federal, municipal, or promulgated by other agencies or bodies having any jurisdiction thereof) relating to the use (based upon the approved use for Tenant hereunder), condition, or occupancy of the Leased Premises. Tenant shall comply, at its sole cost, with requirements of the Americans with Disabilities Act which provides for the removal of architectural barriers that prevent equal access to disabled persons on the interior of the Leased Premises. To the extent that barrier removal relates to access on the exterior of the Project, the obligation shall be that of the Landlord.

         28. Lease Memorandum. Neither this Lease Agreement, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant without the prior written consent of the Landlord.

         29. Limitation of Landlord's Liability. The obligations of Landlord under this Lease Agreement do not constitute personal obligations of Landlord or of the individual partners, directors, officers, employees, or shareholders of Landlord or its partners, and Tenant shall look solely to the property that is the Project described in this Lease Agreement and to no other assets of Landlord for satisfaction of any liability in respect of this Lease Agreement, and

Tenant will not seek recourse against any other property of Landlord or against the individual partners, directors, officers, employees, or shareholders of Landlord or its partners or any of their personal assets for such satisfaction.

         30. Name of Project. Tenant shall not use the name of the Project for any purpose other than as an address of business to be conducted by the Tenant. Landlord and its agents shall have the right to change the name, number, or designation of the Project without liability to Tenant upon fourteen (14) days prior written notice to Tenant.

         31. No Joint Venture. This Lease Agreement shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

         32. Notices. All notices, demands, consents, and approvals, which may or are required to be given by either party to the other hereunder, shall be in writing and shall be deemed to have been fully given when personally delivered or delivered by a nationally recognized over night courier, or, if the notice is deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, and addressed to the party to be notified at the address for such party specified in this Lease Agreement (with copies to Property Reserve, Inc., 10 E. South Temple Street, Suite 400, Salt Lake City, Utah 84133, and Kirton and McConkie, 60 E. South Temple Street, Suite 1800, Salt Lake City, UT 84145), then the notice shall be deemed fully given on earlier of
(i) the date of delivery, if delivered personally or by courier, or (ii) the date set forth on the receipt, or (iii) three (3) days after the notice is deposited in the mail.

         a. Either party may change its address for notice by at least fifteen
(15) days written notice to the other party. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Leased Premises at the time, and, if no person shall be in charge of or occupying the same, then, if allowed by law, such service may be made by attaching the same on the main entrance of the Leased Premises.

         33. Occupancy Delay. In the event that the Leased Premises should not be ready for occupancy for any reason, this Lease Agreement shall not be void or voidable, and Landlord shall not be liable or responsible for any claims, damages, or liabilities in connection therewith or by reason thereof, and the term of this Lease Agreement shall be for the same term of months as set forth in the Lease Agreement, but the beginning date shall be effective only from the time that the Leased Premises are prepared for occupancy in accordance with the terms and conditions set forth herein. Should the term of this Lease Agreement begin on a date other than the beginning date, Landlord and Tenant will, at the request of either, execute a declaration specifying the revised beginning the term of this Lease Agreement. In such event rental under this Lease Agreement shall not commence until said revised beginning date, and the stated term in this Lease Agreement shall thereupon commence and the expiration date shall be extended so as to give effect to the full stated term. Within five (5) days after Tenant receives Landlord's notice that the Leased Premises are ready for occupancy, Tenant shall inspect the Leased Premises, and except for items specified by Tenant to Landlord within five (5) days of Tenant's inspection, Tenant shall be deemed to have accepted the Leased Premises in their then condition, "as is." The existence of "punch list" (as that term is generally used in the construction industry) items shall not postpone the beginning date of this Lease Agreement.

         34. Peaceful Enjoyment. Tenant shall occupy and may peacefully have, hold, and enjoy the Leased Premises, subject to the other provisions hereof, provided that Tenant pays the rent herein recited and performs all of Tenant's covenants and agreements herein contained, including the observance of all reasonable rules and regulations made by Landlord from time to time pursuant to this Lease Agreement. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease Agreement shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

         35. Personal Property Tax. Tenant shall be liable for and shall pay, not later than ten (10) days before delinquency, all taxes levied against any personal property or trade fixture placed by Tenant, in or about the Leased Premises. Landlord may, after written notice to Tenant, pay any such levy or tax, regardless of the validity of such levy, but only under proper protest if so requested by Tenant in writing. Additionally, if the assessed value of Landlord's property is increased by the inclusion of the value placed upon any of the personal property or trade fixture of Tenant, Landlord may, after written notice to Tenant, pay those taxes which are based upon such increased assessment, regardless of the validity thereof, but only with proper protest if so requested by Tenant in writing. In such an event Tenant shall, upon demand, repay to Landlord taxes so levied and paid by Landlord, or that portion of such taxes resulting from such increase in the assessment. Tenant shall have the right, in the name of the Landlord and with Landlord's full cooperation, at no cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest. Any amounts so recovered shall belong to Tenant.

         36. Prohibited Activities. Tenant shall not do or permit anything to be done in or about the Leased Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Project or any of its contents, or cause cancellation of any insurance policy covering said Project or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them, or use or allow the Leased Premises to be used for any improper, immoral, unlawful, or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on, or about the Leased Premises. Tenant shall not violate any of the rules and regulations of the Project.

              a. Tenant shall not do or permit to be done on or about the Leased Premises, and the Landlord shall not do or permit to be done outside the Leased Premises any of the following: (a) any violation of any federal, state or local law, ordinance, or any regulation, ordinance, order or directive of a governmental agency as such statutes, ordinances, regulations, orders, or directives now exist or may hereafter come into effect and concern the use, safety, or environment of the Property; (b) any violation of any Certificate of Occupancy covering or affecting the use of the Property or any part thereof; (c) commit any public or private nuisance.

         37. Relocation. If the size of the Leased Premises is less than Ten Thousand (10,000) rentable square feet, Landlord reserves the right to relocate Tenant during the Term of this Lease Agreement or any renewal thereof, to similar or higher quality space within the Project. If Landlord exercises this right to relocate Tenant, then any and all costs incident to said relocation shall be the responsibility of Landlord, said costs to be determined prior to relocation of Tenant.

         38. Repairs and Inspection Entry. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect same, clean, make repairs, alterations, or additions thereto or for any reasonable purpose as Landlord may deem necessary or desirable, and Tenant shall not be entitled to any abatement or reduction sums due under this Lease Agreement by reason thereof.

         39. Reservations by Landlord. Landlord reserves the right to:

              a. Make changes, additions improvements, or deletions to, or to reduce, partition, or otherwise eliminate the Common Areas, including, without limitation, changes in the location, size shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, and hallways.

              b. Close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Leased Premises remains available.

              c. Designate other land to be part of the Common Area where the additional Common Area is available for the use and benefit of tenants of the Project.

              d. Expand the Project.

         40. Rules and Regulations. Landlord shall have the right to make and enforce rules and regulations (the "Rules and Regulations") consistent with this Lease Agreement for the purposes of regulating access, parking, use of the common areas in the Leased Premises, and promoting safety, order, cleanliness, and good service to the Project. Tenant will promptly comply with all such Rules and Regulations. The parties acknowledge that the Rules and Regulations attached hereto as Exhibit "D" are presently the Rules and Regulations now in effect; however, Landlord, may at its option and at any time, reasonably amend and modify said Rules and Regulations, and Tenant, upon receipt of written notice of same, shall be obligated to comply with said Rules and Regulations.

         41. Sales Tax. In addition to the rental payments hereunder, all state, county, and municipal transaction privilege (sales) taxes or similar excise taxes imposed by any state, county, municipality, or other governmental entity relative to the rental activity under this Lease Agreement, if required, shall be reimbursed to the Landlord by the Tenant as Additional Rent.

         42. Security Deposit. The Security Deposit shall be held by Landlord, without payment of interest to Tenant, as security for Tenant's full and faithful performance of every provision of this Lease Agreement. Landlord may comingle the deposit with other funds of Landlord and may apply the deposit to the cost of performing any obligation which Tenant fails to perform within the time required by this Lease Agreement, but such application shall not be Landlord's exclusive remedy for Tenant's default. If any portion of said deposit is applied by Landlord, Tenant shall pay the sum necessary to replenish the deposit to its original amount upon demand by Landlord. Should Landlord sell its interest in the Project during the Term hereof, and if Landlord deposits with the purchaser thereof the then unappropriated funds deposited by Tenant as aforesaid, Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit. Notwithstanding the foregoing, Landlord shall comply with any laws or regulations in effect and related to the handling of Security Deposits in commercial rental agreements. The Security Deposit shall increase pro rata for any expansion space added to the Leased Premises.

         43. Severability. If any term or provision of this Lease Agreement, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease Agreement shall be valid and shall be enforceable to the extent permitted by law.

         44. Services Interruption. It is understood that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of accident or repairs, alterations, or improvements necessary to be made, by strikes or accident or by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county, or municipal authority.

              a. Any such interruption or suspension of services shall never be deemed an eviction of or disturbance to Tenant's use and possession of the Leased Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent, or otherwise relieve Tenant of performance of Tenant's obligation under this Lease Agreement. Landlord will use commercially reasonable efforts to restore service to full operations, and in the event of a strike to secure parties not involved in the labor dispute to provide minimum services.

         45. Subordination to Mortgages. This Lease Agreement shall automatically be subject and subordinate to the lien of any mortgage or deed of trust given by Landlord which does now or may hereafter encumber the Project of which the Leased Premises form a part, and to all renewals, modifications, consolidations, replacements, and extensions thereof. Landlord shall also have the right to assign its interest in this Lease Agreement for security purposes to any mortgagee or trust deed beneficiary. Tenant agrees that it will execute, within five (5) days of Landlord's request, any appropriate instrument or certificate that Landlord or any mortgagee or trust deed beneficiary may require to further document this subordination, provided that such mortgagee or trust deed beneficiary shall agree with Tenant not to disturb Tenant's right to possess the Leased Premises so long as Tenant complies with all of the terms and conditions of this Lease Agreement. Tenant further agrees that it will provide any such mortgagee or trust deed beneficiary with any evidence required to show the authority of Tenant to execute any such subordination instrument or certificate and will, if so requested by any such mortgagee or trust deed beneficiary, provide to that person or entity a copy of any notice Tenant gives or is required to give Landlord under this Lease Agreement. In the event of the enforcement by the mortgagee or the beneficiary under such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, or in the event Landlord gives a deed-in-lieu-of-foreclosure to such mortgagee or trust deed beneficiary, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement or termination, automatically become the Tenant of such successor in interest without change in the terms or other provisions of this Lease Agreement, provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance, (ii) any amendment or modification of this Lease Agreement made without the written consent of such mortgagee or such beneficiary or their successor in interest, or (iii) any defaults of Landlord under this Lease Agreement which remain uncured at the time such successor in interest obtains title to the Project. Tenant shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

              a. In the event of any act or omission by Landlord by reason of which Tenant may claim the right to terminate this Lease Agreement or claim a defense or offset against the Base Rental due hereunder, Tenant agrees not to exercise any such right until: (i) Tenant has notified the mortgagee or trust deed beneficiary in writing of such act or omission by Landlord, and (ii) Tenant has given the mortgagee or trust deed beneficiary a reasonable opportunity to cure such act or omission, including the time as shall be reasonably required to obtain possession of the property and to commence and carry to completion the foreclosure of its mortgage or deed of trust.

         46. Successors and Assigns. This Lease Agreement shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant's permitted assigns.

         47. Tenant to Keep the Leased Premises Lien Free. Tenant shall keep the Leased Premises and Project free from any mechanic's liens arising from any work performed, material furnished, or obligations incurred by Tenant, and shall obtain from its contractor lien releases if required by Landlord. Tenant shall keep Landlord informed of the status of any contest and shall defend, indemnify, and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claim or action.

         48. Tenant's Property. Landlord shall not be required to carry insurance of any kind on Tenant's personal property, and shall not be obligated to repair any damage thereto or replace the same for any reason.

         49. Tenants Requests. Tenant shall pay all the out of pocket legal expenses incurred by Landlord as a result of requests from Tenant to exercise its rights granted under this Lease Agreement, except for litigation in which the Tenant is the prevailing party.

         50. Tenant's Right to Audit. In the event Tenant's Proportionate Share of Operating Expense increases, excluding property taxes and insurance, by more than five percent (5%) in any Calender Year, Tenant may audit Landlord common area operating costs in order to verify the accuracy of operating expense charges, provided that:

              a. Tenant specifically designates the calender year(s) that Tenant intends to audit, which shall be a year within two (2) years of date of the audit, but must be within the Term of this Lease Agreement.

              b. Such audit will be conducted only by a licensed firm, unaffiliated with Tenant, with prior Landlord approval, and during regular business hours at the office where Landlord maintains Operating Expense records, and only after Tenant gives Landlord fourteen (14) days' notice.

              c. Tenant shall pay for all costs associated with audit.

              d. If audit yields a result that Tenant has underpaid the Tenant will reimburse Landlord upon receipt of invoice.

              e. Tenant agrees not to divulge the results of the audit to any other party.

              f. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant. No such audit shall be conducted if any other tenant has conducted an audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of the results of such audit. No audit shall be conducted at any time that Tenant is in default of any of the terms of the Lease Agreement. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Leased Premises. Any refund due Tenant as a result of such audit shall be paid by Landlord upon receipt of audit and invoice from Tenant.

         51. Time of the Essence. Time shall be of the essence of this Agreement.

         52. Total Destruction. A total destruction of the Project shall automatically terminate this Lease Agreement.

         53. Waiver. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time thereafter. Landlord's acceptance of rent will not be deemed a waiver of any Tenant breach or default existing at the time of payment, except a default in the payment of money, and then only to the extent of the amount received by Landlord.

         54. Waiver of Jury Trial. To the full extent allowed by law, the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or cross-action whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim for injury or damage, or the enforcement of any remedy under any statute or otherwise.

         55. Waiver of Time Limitations. In the event Tenant shall have any claim or cause of action against Landlord arising out of or otherwise related to this lease, Tenant must file such action with a court of competent jurisdiction within one year after the accrual of such claim or cause of action; otherwise, such claim or cause of action shall be deemed waived and permanently barred by the passage of time and be void.

         56. Waiver of Subrogation. Landlord and Tenant do each hereby release the other from any and all liability or responsibility (to the other or to anyone claiming through or under the other by way of subrogation or otherwise) for any loss or damage to property or for personal injury caused by perils insured against by the policies to be carried pursuant to this Lease, even if the cause of such peril or damage shall have been the negligence of the other party or of anyone for whom such party may be responsible. Such waiver of subrogation shall be effective with respect to such loss or damage, and each policy hereunder shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder. Landlord and Tenant each agree that their policies shall include such a clause or endorsement. The failure to obtain a clause or endorsement providing such waiver of subrogation shall in no manner limit or restrict the validity and enforceability of the waivers of subrogation herein contained.

                                  EXHIBIT "B-1"

                        LANDING CENTER LEGAL DESCRIPTION

PARCEL A
A PORTION OF LOTS 5, 6, 7, AND 8 OF VAN DOREN'S LANDING SHORT PLAT 1 NO. SP-86-4, IN THE CITY OF KENT, KING COUNTY, WASHINGTON, AS RECORDED UNDER KING COUNTY RECORDING NO. 8606301093, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 7; THENCE ALONG THE EAST LINE OF SAID LOTS 7 AND 8, SOUTH 00(degree)51'13" WEST 441.01 FEET TO A POINT ON THE SOUTH LINE OF SAID LOT 8; THENCE ALONG SAID SOUTH LINE NORTH 89(degree)08'47" WEST, 376.04 FEET TO THE BEGINNING OF A CURVE, CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 459.28 FEET;

THENCE SOUTHWESTERLY CONTINUING ALONG THE SOUTH LINE OF SAID LOTS 8 AND 5 AND ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 30(degree)28'46", 244.32 FEET;

THENCE NORTH 00(degree)51'13" EAST, 504.01 FEET TO A POINT ON THE NORTHERLY LINE OF SAID LOT 6;

THENCE ALONG THE NORTHERLY LINE OF SAID LOTS 6 AND 7, SOUTH 89(degree)11'24" EAST 609.00 FEET TO THE POINT OF BEGINNING.

(SAID PARCEL ALSO KNOWN AS PARCEL THREE (3) OF CITY OF KENT LOT LINE ADJUSTMENT NO. 89-6, RECORDED APRIL 21, 1989 UNDER RECORDING NO. 8904210278.)


PARCEL B
A PORTION OF LOT 9 OF VAN DOREN'S LANDING SHORT PLAT 1, SP-86-4, IN THE CITY OF KENT, KING COUNTY, WASHINGTON, AS RECORDED UNDER KING COUNTY RECORDING NO. 8606301093, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 9; THENCE ALONG THE SOUTH LINE OF SAID LOT 9, NORTH 89(degree)09'14" WEST 571.99 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE NORTHEASTERLY, TO WHICH POINT A RADIAL LINE BEARS SOUTH 23(degree)55'12" WEST 125.00 FEET;

THENCE NORTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF
66(degree)55'34" 146.01 FEET;

THENCE NORTH 00(degree)50'46" EAST 112.41 FEET TO A POINT ON THE NORTH LINE OF SAID LOT 9, SAID POINT BEING THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE SOUTHEASTERLY, TO WHICH POINT A RADIAL LINE BEARS NORTH 34(degree)59'33" WEST 1160.48 FEET; THENCE ALONG THE NORTH LINE OF SAID LOT 9, THE FOLLOWING THREE (3)
COURSES:

THENCE NORTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF
00(degree)18'18", 6.18 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 459.28 FEET;

THENCE NORTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF
35(degree)32'28" 284.90 FEET;

THENCE SOUTH 89(degree)08'47" EAST 376.04 FEET TO THE NORTHEAST CORNER OF SAID LOT 9; THENCE ALONG THE EAST LINE OF SAID LOT SOUTH 00(degree)51'13" WEST 316.50 FEET TO THE POINT OF BEGINNING.

(PER CITY OF KENT LOT LINE ADJUSTMENT NO. LL-88-28, RECORDING NO. 8908231372.)

BOTH SITUATE IN THE COUNTY OF KING, STATE OF WASHINGTON.

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                                   EXHIBIT "C"

Tenant Improvement Items. Tenant will install the improvements to the premises as described below and consistent in scope to the plans and specifications included on the preliminary plans dated 5/11/01 as prepared by Synthesis Architects, attached hereto. Landlord and Tenant acknowledge that the plans will undergo modification prior to construction, and Landlord has the right to approve the final plans. A copy of the final approved construction drawings will be attached to this agreement when they are complete.

o Additional office improvements of approximately 4,246 square feet for a total of approximately 8,556 square feet.

o Additional mechanical, electrical, lighting, plumbing and fire systems to accommodate the additional office space.

o Installation of four to five "dynamometer test cells" in the existing warehouse area, with control room and required ventilation.

o    Upgrade of the power supplied to the building to approximately 1,800 amps.

o Machine shop, electronics lab, fuel system and flow bench rooms in warehouse.

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                                   EXHIBIT "D"

                              RULES AND REGULATIONS

         1. The doors, sidewalks, passages, exits, and entrances shall be used for ingress and egress and shall not be obstructed. Tenant shall use reasonable efforts to keep such areas clean and free from rubbish.

         2. Loitering anywhere in the Project shall not be permitted. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

         3. Alterations in any way to the interior or exterior of the Leased Premises including attaching pictures, certificates, licenses, and similar items may be done only in a reasonable manner, subject to review by Landlord.

         4. Tenant shall not alter, paint, cover, obstruct, screen, tint, install curtains, draperies, blinds, or shades, or obscure any window, shall not affix any signs, advertisements, or notices on or to any window, and shall not have any window treatment other than building standard as established by Landlord, without the written consent of Landlord.

         5. All Tenant identification in the public areas of the Project must be installed and approved by Landlord based on the standard sign age as established by Landlord.

         6. The location of electrical, telephone, computer or other wiring and of related outlets must be pre-approved prior to installation in writing by Landlord. Such items shall be installed by qualified personnel in accordance with building codes applicable to the Project and the Leased Premises.

         7. No items of unusual size or weight shall be used or placed in the Project without Landlord's written permission. In no event shall any floor be overloaded as determined by a competent engineer.

         8. The moving of any of Tenant's business or personal furniture, equipment, inventory, or other items in or out of the Project or Leased Premises will be at a time and in a manner designated by Landlord.

         9. No Tenant shall use or keep any foul or noxious gas or substance which may in any manner be offensive or objectionable to Landlord or other occupants of the Project. No noises, vibrations, odors, or activities bothersome to other Tenants will be allowed in the Leased Premises or on the grounds of the Project.

         10. No animals, fish, birds, etc., are allowed within the Project without Landlord's written permission.

         11. The Tenant is prohibited from storing goods, wares, or merchandise in the Project or Leased Premises in areas not acceptable to Landlord for storage. No auction, public or private, will be permitted in the Leased Premises.

         12. All Tenant requests for service or maintenance to the Landlord will be made by notifying the Landlord or its agents at a designated location. Landlord's agents or contractors shall not perform any work or do anything outside of their regular or contracted duties unless under special written instructions from the Landlord.

         13. All keys shall be obtained from Landlord, and all keys shall be returned to Landlord upon termination or expiration of Tenant's Lease. No duplicate keys shall be made without Landlord's approval. Tenant is responsible to control the keys to the Leased Premises, and Tenant shall pay for lost keys. Tenant shall not change the locks or install other locks on the doors without Landlord's written approval. If Landlord gives Tenant written approval to change locks, then Tenant will provide Landlord with keys.

         14. Tenant is responsible to lock and secure all doors to the Leased Premises after regular business hours or after entering or leaving on nonbusiness days. Landlord is not responsible to respond to after-hours tenant lock-outs

         15. The following acts shall not be allowed or suffered to be done nor conditions allowed to exist upon the Leased Premises or any part thereof:

         a. Any violation of any federal, state, or municipal statute or ordinance, or any regulation, order, or directive of a governmental agency, as such statutes, ordinances, regulations, orders, or directives now exist or may hereafter provide concerning the use and safety of the Leased Premises.

         b. Any violation of any certificate of occupancy covering or affecting the use of the Leased Premises or any part hereof.

         c.       Any public or private nuisance.

         d. The display or distribution of drug paraphernalia or sexually related paraphernalia, except as the same may be legally dispensed by a physician or surgeon, dentist, or pharmacist, duly licensed to practice such profession in the State.

         e. The manufacture, distribution, sales, or dispensing in any manner of illegal drugs, or any type of illegal drug activity or consumption.

         f.       The sale or dispensing of alcoholic beverages.

         g. The showing, displaying, viewing, renting, or selling of movie films within the Leased Premises which would be classified or rated as "X or R-rated" under present standards or criteria for such classification and rating.

         h.       Gambling.

         i. The establishment or maintenance of a bawdy house, bar, nightclub, or tavern.

         j. Any other act or condition which shall be lewd, obscene, or licentious.

         k.       Performance of abortions.

         l. Mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or otherwise deface its premisses or any part thereof.

         m. Smoking shall not be permitted in or around any offices, interior common corridors, restrooms, lobby areas, elevators, stairwells, or building entrances.

         16. Landlord shall have the right to regulate parking throughout the Project in a manner beneficial to the entire Project. Landlord shall have the right to re-stripe parking stalls, lanes, and other areas as Landlord deems reasonably necessary to control parking and access. Landlord may refuse to permit any person who violates the rules to park in the parking lot, and any violation of the rules shall subject the car to removal. No extended period parking for campers, trailers, motor homes, emergency equipment, or other nonstandard sized vehicles is permitted.

         17. Tenant shall not use the Project, Leased Premises, or parking facilities for housing or sleeping without the written consent of the Landlord.

         18. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Leased Premises of any person. In the case of invasion, mob riot, public excitement, or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Leased Premises during the continuance of the same by such action as Landlord may deem appropriate, including closing doors and restricting access to public areas of the Project.

         19. Each Tenant shall see that appliances and utilities are shut off as appropriate before Tenant or Tenant's employees leave the Leased Premises. Tenant is required to prevent controllable waste or damage in all aspects of the Leased Premises from any default or carelessness. All Tenants shall keep the doors to the Project's corridors closed at all times, except for ingress and egress, unless door is equipped with an approved magnetic door holder.

         20. No Tenant shall install any radio or television antenna, or satellite dish, loudspeaker, or other device on the roof or exterior walls of the Project without Landlord's written permission.

         21. Each Tenant shall store all its refuse or waste within its Leased Premises and dispose of such refuse or waste only in accordance with Project rules and all applicable local, state, and federal regulations and laws.

         22. Tenant is not allowed to disturb, solicit, or canvass any occupant of the Project and shall cooperate to prevent same. Canvassing, soliciting, distributing handbills or any other written material, or peddling in the Project is prohibited.

         23. Tenant agrees to enforce and, as necessary, to acquaint all persons doing business with Tenant with the Project's Rules and Regulations.

         24. The failure of Landlord to enforce any of the Rules and Regulations against any other Tenant in the Project shall not be deemed a waiver of any of such Rules and Regulations. Landlord shall not be liable to Tenant for violation of any of the Rules and Regulations or the breach of any covenant or condition in any lease by any other Tenant in the Project.

         25. Landlord shall control and operate the public portions of the Project, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of Tenant. Such control and operation shall be accomplished in a manner consistent with the best interests of the tenants in general. Tenant shall not obstruct, alter or in any way impair the effective operation of the heating and air conditioning, electrical, fire, safety, or lighting systems, and Tenant shall not tamper with or change any of the thermostats or temperature control valves in the Project except those that are in Tenant's space and are provided for Tenant's use.

         26. Tenant shall not use or keep in the Leased Premises or in the Project any kerosene, gasoline, or other inflammable or combustible fluid or material, nor use any method or heating or air conditioning not acceptable to Landlord.

         27. All damage done to the Leased Premises or the Project by the installation or removal of any property of Tenant, or done by Tenant's property while in the Leased Premises, shall be repaired at the expense of Tenant.

         28. Plumbing fixtures and appliances shall be used only for their intended purposes, and Tenant shall not deposit any sweepings, rubbish, rags, or other unsuitable substances therein. Damage resulting from misuse shall be paid for by Tenant.

         29. Landlord shall not be responsible for any loss or theft or damage to personal property in the Leased Premises or the Project from any cause whatsoever, whether or not such loss, theft, or damage occurs when the Leased Premises or other portions of the Project are locked against entry.

         30. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

         31. In the event of any conflict between these Rules and Regulations and any lease with Tenant, the provisions of the lease shall be controlling.